Exhibit (a)(1)(C)

IMPORTANT INSTRUCTIONS AND INFORMATION
REGARDING THE TENDERING OF SHARES OF CLASS B-1 COMMON STOCK, CLASS B-2 COMMON STOCK, CLASS B-3 COMMON STOCK, CLASS B-4 COMMON STOCK AND CLASS C COMMON STOCK
OF
IMH FINANCIAL CORPORATION
PURSUANT TO THE OFFER TO PURCHASE
DATED NOVEMBER__, 2018
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER __, 2018,
UNLESS THE OFFER IS EXTENDED OR WITHDRAWN
Holders of Shares desiring to tender their Shares should complete and sign the accompanying Letter of Transmittal and forward it to the Depositary by one of the permitted methods of delivery listed below at the corresponding address set forth below. Instructions for completing this Letter of Transmittal are included herein. You must mail your Letter of Transmittal to the Custodian of your account in order to obtain your Custodian's signature.
The Depositary for the Offer is:
Computershare Trust Company, N.A.

Permitted Methods of Delivery to the Depositary:

By Mail: IMH Financial Corporation c/o Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: IMH Financial Corporation c/o Computershare Trust Company, N.A. Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021
By Internet www.imhtender.com
Telephone for Questions:
Information Agent, D.F. King & Co., Inc.
(800) 761-6521
Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than one of the addresses set forth above does not constitute valid delivery.
If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary (Computershare). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (Computershare) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

CERTAIN TERMS AND CONDITIONS
OF
THE OFFER TO PURCHASE
BY
IMH FINANCIAL CORPORATION
Capitalized terms used and not defined herein shall have the meanings given to them in the Offer to Purchase for Cash up to 500,000 shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock, and Class C Common Stock of IMH Financial Corporation, dated November [●], 2018, as it may be amended from time to time (the "Offer to Purchase").
Ladies and Gentlemen:
The undersigned ("Assignor" or the "undersigned") hereby tenders to IMH Financial Corporation, a Delaware corporation (the "Company"), all or that percentage of the undersigned's shares of Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, Class B-4 Common Stock, and Class C Common Stock (the "Shares") specified in the Letter of Transmittal at a price of $2.00 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in the Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer"). The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December [●], 2018, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the "Expiration Date").
Stockholders of record of the Company ("Stockholders") who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.
Subject to and effective on payment for the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions made or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Certificate of Incorporation of the Company (as amended, restated, corrected or otherwise modified from time to time).
Subject to and effective on payment for the Shares tendered with the Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints Computershare (the "Depositary"), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned's rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Company's registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such Shares for cancellation and transfer on the Company's books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.
The undersigned hereby represents and warrants for the benefit of the Company and the Depositary that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby and that when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claims and that the transfer and assignment contemplated in the Letter of Transmittal are in compliance with all applicable laws and regulations. Upon request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Company and the Depositary contemplated in the Letter of Transmittal. A tender of Shares made pursuant to any method of delivery set forth in the Letter of Transmittal will constitute the undersigned's representation and warranty to the Company that (a) the undersigned has a "net long position" in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with Rule 14e-4.

The undersigned understands that a tender of Shares pursuant to the procedures described in the Offer to Purchase and in the Instructions to Letter of Transmittal set forth in this Important Instructions and Information will constitute a binding agreement between the undersigned and the Company upon the terms and conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under the Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, the tender of Shares is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 3 – Procedures for Tendering Shares in the Offer to Purchase and the Instructions to the Letter of Transmittal in this Important Instructions and Information for additional details regarding the procedures for properly tendering Shares.
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INSTRUCTIONS
TO
LETTER OF TRANSMITTAL
FOR
IMH FINANCIAL CORPORATION
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
1.Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder to tender Shares validly, a properly completed and duly executed Letter of Transmittal and any other required documents must be received by the Depositary through one of the permitted methods at the corresponding address on the "Important Instructions and Information" page on or prior to the Expiration Date. If your shares are held with a Custodian, you must mail your Letter of Transmittal to the Custodian of your account in order to obtain your Custodian's signature. Please see Section 7 of these instructions if your Shares are registered in the name of a custodian or other nominee.
THE LETTER OF TRANSMITTAL (TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY (CHOSEN FROM AMONG THE METHODS PERMITTED BY THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN DELIVERED BY ONE OF THE PERMITTED METHODS AND ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.
No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Company encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 3— Procedures for Tendering Shares of the Offer to Purchase and this Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.
2.    Minimum Tenders. A Stockholder may tender any or all of his, her or its Shares in whole or in part.
3.    Tender Price and Number of Shares Tendered.
To tender all your Shares at one price: If you are tendering all of your Shares, check Box 1 on the Letter of Transmittal.
To tender less than all of your Shares: If you are tendering less than all of your Shares, check Box 2 on the Letter of Transmittal and indicate the percentage of Shares you are tendering in Box 2. Only enter whole percentage numbers. The percentage of Shares you enter in Box 2 will be apportioned among the different classes of Shares you hold in accordance with Section 1 – Overview; Priority; Odd Lots: Proration in the Offer to Purchase. The same price will be paid for all tendered Shares accepted for purchase.
4.    Odd Lots. Complete the Odd Lot Certification Form and deliver it with your completed Letter of Transmittal if you own less than 100 Shares (an "Odd Lot Holder"). Even if the Offer to Purchase is oversubscribed, we first will purchase all Shares tendered by any Odd Lot Holder who properly completes the enclosed Letter of Transmittal and does not subsequently properly withdraw all Shares owned (beneficially or of record) by that Odd Lot Holder. Tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference. See Section 1 - Overview; Priority; Odd Lots; Proration of the Offer to Purchase and the paragraph in that section headed "Odd Lots."
5.    Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Company without alteration, enlargement or any change whatsoever. If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal. No signature guarantee is required.
6.    Special Payment Instructions: Complete the Special Payment section if you are requesting the check to be made payable to someone other than the registered Stockholder(s) or you want your check mailed to an address different than the address of record. If you are requesting special payment instructions, all signatures must be medallion signature guaranteed. A medallion guarantee is a stamp which may be obtained at an institution such as a commercial bank, a trust company, a credit union or a brokerage firm that participates in a medallion program. A notary public seal is not acceptable
Please see Section 7 of these instructions if your Shares are registered in the name of a custodian or other nominee.
If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted. All signatures must be medallion signature guaranteed.
7.    Custodian information. If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee must not deliver a Letter of Transmittal directly to the Depositary (Computershare). The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary (Computershare) on your behalf. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.
8.    Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.
9.    Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to the Company's website at imhfc.com or by calling D.F. King at (800) 761-6521.
10.    Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Company's determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.
The Information Agent for the Offer is:

D.F. King, Inc.
Toll Free Telephone Number: (800) 761-6521

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